FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	April 20, 2022

Valmont Reports First Quarter 2022 Results and
Raises Full-Year Guidance
Achieved Record First-Quarter Sales and Earnings per Share

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the first quarter ended March 26, 2022.
First Quarter 2022 Highlights (all metrics compared to First Quarter 2021 unless otherwise noted)
•First Quarter Record Net Sales increased 26.6% to $980.8 million.

•Operating Income increased to $94.8 million, or 9.7% of net sales ($99.0 million or 10.1% adjusted1) compared to $77.2 million or 10.0% of net sales
•First Quarter Record Diluted Earnings per Share (EPS) of $2.90 ($3.07 adjusted1) compared to $2.57

•Record backlog of $1.8 billion, reflecting improved pricing and continued strong market demand across the portfolio
•Announced a 10% quarterly dividend increase, from $0.50 to $0.55 ($2.00 to $2.20 annualized)
•Realigned financial reporting from four reportable segments to two: Infrastructure and Agriculture
◦Infrastructure includes the previous segments of Utility Support Structures, Engineered Support Structures and Coatings
◦Agriculture is a renaming of the previous Irrigation segment
◦Elevates the focus on capital allocation, technology development and market growth strategies

•Released the Valmont 2022 Sustainability Report and enhanced the Company's dedicated Sustainability website while updating key disclosures and highlighting Valmont products and solutions that support ESG principles

1 Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

First Quarter 2022	GAAP			Adjusted[1]
(000's except per share amounts)	03/26/2022 1Q 2022	03/27/2021 1Q 2021	vs. 1Q 2021	03/26/2022 1Q 2022	03/27/2021 1Q 2021	vs. 1Q 2021
Net Sales	$980,820	$774,886	26.6%	$980,820	$774,886	26.6%
Operating Income	94,842	77,211	22.8%	98,985	77,211	28.2%
Operating Income as a % of Net Sales	9.7%	10.0%		10.1%	10.0%
Net Earnings	62,311	55,014	13.3%	65,888	55,014	19.8%
Diluted Earnings Per Share	$2.90	$2.57	12.8%	$3.07	$2.57	19.5%
Average Shares Outstanding	21,492	21,429		21,492	21,429

"We delivered strong financial results in our first quarter, exceeding our expectations and achieving another quarter of record sales," said Stephen G. Kaniewski, President and Chief Executive Officer. "I am very pleased with our relentless focus on price management, operational excellence and the realization of increasing strong demand across the portfolio. Through these actions, we achieved first-quarter adjusted operating margins of 10.1% and record first-quarter adjusted earnings per share of $3.07. We are seeing strong demand across global infrastructure markets, especially in our key growth businesses including products and solutions for utility and telecommunications markets. Agricultural market conditions continue to be very favorable, which is leading to increasing demand for irrigation equipment and technology solutions globally. I want to recognize our Valmont teams around the world as they continue to drive our momentum and success. We continue executing on our strategy of creating sustainable growth initiatives across our businesses and long-term value for our shareholders."

Kaniewski continued, "During the quarter, we realigned our segment structure from four reportable segments to two, Infrastructure and Agriculture, to reflect how the businesses are managed, while elevating our focus on capital allocation, technology, talent development, and market growth strategies. In parallel with the segment realignment, we are also centralizing operations of our global manufacturing footprint across both segments to focus on improving productivity, increasing output, and driving efficient capital allocation. We remain committed to our tagline of Conserving Resources. Improving Life®. as we simplify our company structure to more effectively articulate our strategy and purpose."

First Quarter 2022 Segment Review
Infrastructure (69.1% of Net Sales)
Products and solutions to serve the infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve and protect metal products

Sales of $680.7 million grew 23.8% year-over-year with sales growth across most product lines. Higher sales were driven by favorable pricing globally, primarily in the transmission, distribution, and substation (TD&S), and lighting and transportation (L&T) product lines, and higher volumes, primarily in telecommunications.

Operating Income improved 42.3% to $77.5 million or 11.4% of sales compared to $54.4 million or 9.9% of sales in 2021, driven by favorable pricing and improved fixed-cost leverage, including SG&A.

1 Please see Reg G reconciliation to GAAP measures at end of document

Agriculture (30.9% of Net Sales)
Center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $306.6 million increased 33.5% year-over-year. Sales growth was led by higher average selling prices of irrigation equipment globally, higher volumes in North American markets and higher technology sales, partially offset by lower international project sales.

Operating Income was $37.5 million, or 12.2% of sales ($41.6 million or 13.7% adjusted1) compared to $38.7 million or 16.9% of sales in 2021. The benefit of higher average selling prices during the quarter was more than offset by higher SG&A, including incremental SG&A from the Prospera acquisition.
Realignment of Reporting Segments

On April 6, 2022, the Company announced that it had realigned its reporting segment structure beginning with its first quarter 2022 financial results. The new reporting segments are Infrastructure (includes the previous segments of Utility Support Structures, Engineered Support Structures and Coatings) and Agriculture (a renaming of the previous Irrigation segment). A recast of comparable prior-year segment financial information for 2020 and 2021 affected by the change is available in a summary presentation on the Investors page at Valmont.com. The Company's historical GAAP balance sheet, income statement and cash flows are not affected.

Balance Sheet, Liquidity and Capital Allocation
First quarter cash flows from operations were $2.7 million, primarily reflecting higher net working capital levels compared to year-end 2021, in support of strong customer demand. At the end of the first quarter, cash and cash equivalents were $149.7 million. During the quarter, Moody's reaffirmed the Company's Baa3/Stable credit rating.

Updating Full Year 2022 Financial Outlook and Key Assumptions
The Company is increasing its 2022 full-year net sales and diluted earnings per share outlook from the previous indications that were communicated last quarter, and is providing key assumptions for the year.

2022 Full Year Financial Outlook	Previous Outlook	Revised Outlook
Net Sales Growth (vs. PY)	9% to 14%	11% to 17%
GAAP Diluted EPS[1]	$11.55 to $12.30	$12.30 to $12.80
Adjusted Diluted EPS[1]	$12.25 to $13.00	$13.00 to $13.50
Tax Rate	~ 25.0%	~26.5%
FX Translation Impact on Net Sales	~ 1.0%	0.0%
•No expected foreign currency translation impact on net sales vs. prior year
•2022 tax rate of approximately 26.5% due to the expected geographic mix of earnings
•Capital expenditures to be in the range of $110.0 - $120.0 million to support strategic growth and Industry 4.0 advanced manufacturing initiatives

Kaniewski added, "We are increasing our 2022 outlook due to several positive factors. We've had a very strong start to the year, as our teams have continued to execute from a position of strength to drive growth and performance, with significant momentum supported by strong, global market drivers across our businesses. We entered the second quarter with a record backlog of more than $1.8 billion, reflecting strong market demand and providing a solid line of sight for us through 2022. In the Infrastructure segment, the need for critical infrastructure investment globally gives us confidence in the long-term market growth trends. In Agriculture, favorable market trends globally are providing strong momentum. Across the portfolio, we continue to execute pricing strategies to manage broad-based inflation and leverage the strength of our organization
1 Please see Reg G reconciliation to GAAP measures at end of document and global supply chain to deliver value-added products and innovative solutions to our customers. Additionally, our balance sheet is strong and gives us flexibility to execute our long-term strategic plan. Our strategy remains focused on long-term profitable growth, with an organizational emphasis on ESG principles, return on invested capital, operational excellence and strengthening our organization for the future."

A live audio discussion with Stephen G. Kaniewski, President and Chief Executive Officer, Aaron Schapper, Group President, Infrastructure, and Avner M. Applbaum, Executive Vice President and Chief Financial Officer, will be accessible by telephone on Thursday, April 21, 2022 at 8:00 a.m. CDT by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 1Q 2022 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page at valmont.com. A replay of the event can be accessed two hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use conference identification number 13728740. The replay will be available through 10:59 p.m. CDT on April 28, 2022.

About Valmont Industries, Inc.
For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.
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1 Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)
(unaudited)

	First Quarter
	13 Weeks Ended

	26-Mar-22	27-Mar-21
Net sales	$980,820	$774,886
Cost of sales	731,634	570,332
Gross profit	249,186	204,554
Selling, general and administrative expenses	154,344	127,343
Operating income	94,842	77,211
Other income (expense)
Interest expense	(11,263)	(9,999)
Interest income	227	311
Loss on investments (unrealized)	(1,063)	(109)
Other	3,642	3,449
Other income (expense), net	(8,457)	(6,348)
Earnings before income taxes	86,385	70,863
Income tax expense	23,121	15,502
Equity in loss of nonconsolidated subsidiaries	(358)	(360)
Net earnings	62,906	55,001
Less: (earnings)/loss attributable to non-controlling interests	(595)	13
Net earnings attributable to Valmont Industries, Inc.	$62,311	$55,014

Average shares outstanding (000's) - Basic	21,279	21,179
Earnings per share - Basic	$2.93	$2.60

Average shares outstanding (000's) - Diluted	21,492	21,429
Earnings per share - Diluted	$2.90	$2.57

Cash dividends per share	$0.55	$0.50

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Dollars in thousands)
(Unaudited)

	First Quarter
	13 Weeks Ended
	26-Mar-22	27-Mar-21
Net sales
Infrastructure	$680,726	$549,646
Agriculture	306,580	229,664
Total	987,306	779,310
Less: Intersegment sales	(6,486)	(4,424)
Total	$980,820	$774,886

Operating Income
Infrastructure	$77,507	$54,449
Agriculture	37,475	38,748
Corporate	(20,140)	(15,986)
Total	$94,842	$77,211

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure:  This segment consists of the manufacture and distribution of products and solutions to serve infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve and protect metal products.

Agriculture:  This segment consists of the manufacture of center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks ended March 26, 2022
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$505,980	$198,109	$(6,486)	$697,603
International	174,746	108,471	—	283,217
Total	$680,726	$306,580	$(6,486)	$980,820

Product line:
Transmission, Distribution and Substation (TD&S)	$281,600	$—	$—	$281,600
Lighting and Transportation (L&T)	212,767	—	—	212,767
Coatings	81,976	—	(3,101)	78,875
Telecommunications	61,396	—	—	61,396
Renewable Energy	42,987	—	—	42,987
Irrigation Equipment and Parts, excluding Technology	—	278,034	(3,385)	274,649
Technology Products and Services	—	28,546	—	28,546
Total	$680,726	$306,580	$(6,486)	$980,820

	Thirteen weeks ended March 27, 2021
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$385,734	$128,865	$(4,424)	$510,175
International	163,912	100,799	—	264,711
Total	$549,646	$229,664	$(4,424)	$774,886

Product line:
Transmission, Distribution and Substation (TD&S)	$208,444	$—	$—	$208,444
Lighting and Transportation (L&T)	176,516	—	—	176,516
Coatings	74,793	—	(3,201)	71,592
Telecommunications	45,640	—	—	45,640
Renewable Energy	44,253	—	—	44,253
Irrigation Equipment and Parts, excluding Technology	—	207,258	(1,223)	206,035
Technology Products and Services	—	22,406	—	22,406
Total	$549,646	$229,664	$(4,424)	$774,886

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	26-Mar-22	25-Dec-21
ASSETS
Current assets:
Cash and cash equivalents	$149,700	$177,232
Accounts receivable, net	616,538	571,593
Inventories	807,471	728,834
Contract asset - costs and profits in excess of billings	161,633	142,643
Prepaid expenses and other assets	105,233	83,646
Refundable income taxes	—	8,815
Total current assets	1,840,575	1,712,763
Property, plant and equipment, net	610,218	598,605
Goodwill and other assets	1,130,690	1,135,881
	$3,581,483	$3,447,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$4,226	$4,884
Notes payable to banks	8,380	13,439
Accounts payable	404,410	347,841
Accrued expenses	215,082	253,330
Contract liability - billings in excess of costs and earnings	168,794	135,746
Income taxes payable	6,074	—
Dividend payable	11,721	10,616
Total current liabilities	818,687	765,856
Long-term debt, excluding current installments	963,065	947,072
Operating lease liabilities	146,493	147,759
Other long-term liabilities	148,747	172,965
Shareholders' equity	1,504,491	1,413,597
	$3,581,483	$3,447,249

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	First Quarter
	13 Weeks Ended
	26-Mar-22	27-Mar-21
Cash flows from operating activities
Net Earnings	$62,906	$55,001
Depreciation and amortization	23,884	21,031
Contribution to defined benefit pension plan	—	(964)
Change in working capital	(91,929)	(54,500)
Other	7,842	12,585
Net cash flows from operating activities	2,703	33,153

Cash flows from investing activities
Purchase of property, plant, and equipment	(27,095)	(27,565)
Other	(2,005)	(1,743)
Net cash flows from investing activities	(29,100)	(29,308)

Cash flows from financing activities
Proceeds from long-term borrowings	97,000	4,181
Principal payments on long-term borrowings	(82,529)	(712)
Net (payments)/proceeds on short-term borrowings	(5,562)	3,975
Purchase of treasury shares	—	(11,131)
Dividends paid	(10,616)	(9,556)
Other	(1,814)	2,593
Net cash flows from financing activities	(3,521)	(10,650)
Effect of exchange rates on cash and cash equivalents	2,386	(2,463)
Net change in cash and cash equivalents	(27,532)	(9,268)
Cash and cash equivalents - beginning of year	177,232	400,726
Cash and cash equivalents - end of period	$149,700	$391,458

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS
REGULATION G RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

The non-GAAP tables below disclose the impact of (1) intangible asset amortization (Prospera) and (2) stock-based compensation recognized for the Prospera employees. Amounts may be impacted by rounding. We believe the adjustments for Prospera allow for a better comparison of future Agriculture segment performance as compared to historical results. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended March 26, 2022	Diluted
		earnings per
		share
Net earnings attributable to Valmont Industries, Inc. - as reported	$62,311	$2.90
Prospera intangible asset amortization	1,645	0.08
Stock-based compensation - Prospera	2,498	0.12
Total Adjustments, pre-tax[1]	4,143	0.19
Tax effect of adjustments[2]	(566)	(0.03)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$65,888	$3.07
Average shares outstanding (000’s) - Diluted		21,492
1Earnings per share includes rounding
2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Thirteen weeks ended March 26, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$77,507	$37,475	$(20,140)	$94,842
Stock-based compensation - Prospera	—	2,498	—	2,498
Prospera intangible asset amortization	—	1,645	—	1,645
Adjusted Operating Income	$77,507	$41,618	$(20,140)	$98,985
Net Sales - as reported	677,625	303,195	NM	980,820

Operating Income as a % of Sales	11.4%	12.4%	NM	9.7%
Adjusted Operating Income as a % of Sales	11.4%	13.7%	NM	10.1%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS
(Dollars in thousands, except per share amounts)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better comparison of future Agriculture segment performance as compared to historical results. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2022 Guidance	Low End	High End	Adjustments
Estimated net earnings - GAAP	$266,000	$277,000
Prospera intangible asset (proprietary technology) amortization, pre-tax			6,800
Stock-based compensation - Prospera, pre-tax			10,000
Total pre-tax adjustments			16,800
Estimated tax benefit from above expenses*			(2,200)

Total Adjustments, after-tax			$14,600
Estimated net earnings - Adjusted	$280,600	$291,600
Diluted Earnings Per Share Range - GAAP	$12.30	$12.80
Diluted Earnings Per Share Range - Adjusted	$13.00	$13.50

* The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

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